UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

RLI Corp.

(Exact name of registrant as specified in its charter)

Illinois	001-09463	37-0889946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9025 North Lindbergh Drive, Peoria, IL	61615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           At the annual meeting of stockholders of RLI Corp. (“Company”), held on May 6, 2010, the stockholders of the Company approved the RLI Corp. Long-Term Incentive Plan (“Plan”).  The Plan was adopted, subject to stockholder approval, by the board of directors of the Company (“Board”) on February 4, 2010, and described in the Company’s definitive proxy statement for the annual meeting.

The following is a summary of the material terms of the Plan and is qualified in its entirety by reference to the full terms of the Plan document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The purpose of the Plan is to promote the interests of the Company and its shareholders by providing key personnel and independent directors of the Company and its affiliates with an opportunity to acquire a proprietary interest in the Company. The Executive Resources Committee of the Board (“Committee”) will administer the Plan.  The Plan supersedes the Company’s 2005 Omnibus Stock Plan and no further awards will be made under that plan.

The Plan provides that the Committee may grant awards to participants in the form of (1) shares of Common Stock subject to restrictions on transfer and conditions of forfeiture, (2) Options, (3) SARs, which are rights to receive a payment from the Company in cash, Common Stock, or a combination thereof, equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over a specified price fixed by the Committee, (4) performance units, which are rights to receive payment from the Company in cash, Common Stock or a combination thereof, based upon the achievement of performance goals established by the Committee, (5) shares of Common Stock, or (6) other stock based awards.

The Plan is effective May 6, 2010.  The Plan will remain in effect until all Common Stock subject to it is distributed, all awards have expired or lapsed, the Plan is terminated pursuant to its terms, or May 5, 2020. However, awards made before the termination date may be exercised, vested or otherwise effectuated beyond the termination date unless limited in the agreement or otherwise.

Item 5.07            Submission of Matters to a Vote of Security Holders.

Matters voted upon at the Company’s annual meeting of stockholders, held on May 6, 2010, were (1) election of directors, (2) approval of the RLI Corp. Long-Term Incentive Plan, and (3) ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year.

The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter are set out below.

		For	Against	Withheld	Abstentions	Broker Non-Votes
1.	Election of Directors:	—	—	—	—	1,683,344
	Kaj Ahlmann	17,472,430	—	34,638	—	—
	Barbara R. Allen	17,181,797	—	325,271	—	—
	Charles M. Linke	17,439,657	—	67,411	—	—
	F. Lynn McPheeters	17,475,215	—	31,853	—	—
	Jonathan E. Michael	17,426,600	—	80,468	—	—
	Robert O. Viets	17,287,375	—	219,693	—	—

2.	Approval of the RLI Corp. Long-Term Incentive Plan	14,450,330	2,700,954	—	355,784	1,683,344

3.	Ratification of KPMG LLP as Independent Registered Public Accounting Firm	19,080,234	90,575	—	19,602	—

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	RLI Corp. Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLI CORP.

Date: May 6, 2010	By:	/s/ Daniel O. Kennedy
Daniel O. Kennedy
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	RLI Corp. Long-Term Incentive Plan